Exhibit 10.2

FIFTH AMENDMENT

TO

REVOLVING CREDIT AGREEMENT

Fifth Amendment dated as of July 11, 2005 to Revolving Credit Agreement (the “Fifth Amendment”), by and among KEANE, INC., a Massachusetts corporation (the “Borrower”) and BANK OF AMERICA, N.A. (as successor by merger to FLEET NATIONAL BANK) and the other lending institutions listed on Schedule 1 to the Credit Agreement (as hereinafter defined) (the “Lenders”), amending certain provisions of the Revolving Credit Agreement dated as of February 28, 2003 (as amended and in effect from time to time, the “Credit Agreement”) by and among the Borrower, the Lenders, and BANK OF AMERICA, N.A. (as successor by merger to FLEET NATIONAL BANK) in its capacity as administrative agent for the Lenders (the “Administrative Agent”).  Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Borrower and the Lenders have agreed to modify certain terms and conditions of the Credit Agreement as specifically set forth in this Fifth Amendment;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.                               Amendment to §4 of the Credit Agreement.  Section 4 of the Credit Agreement is hereby amended as follows:

(a)                                  Section 4.1.1 of the Credit Agreement is hereby amended by deleting §4.1.1 in its entirety and restating it as follows:

4.1.1.  Commitment to Issue Letters of Credit and Similar Instruments.  Subject to the terms and conditions hereof and the execution and delivery by the Borrower or, subject to the approval of the Lenders, a Subsidiary of the Borrower and countersigned by the Borrower, of a letter of credit application on the Administrative Agent’s customary form (an “LC Application”) or a similar application for the issuance of a bank guarantee on the Administrative Agent’s customary form (a “Bank Guarantee Application” and, collectively with the LC Application, a “Letter of Credit Application”), the Administrative Agent (including, for purposes of this §4, any affiliate or branch of the Administrative Agent) on behalf of the Lenders and in reliance upon the agreement of the Lenders set forth in §4.1.4 and upon the representations and warranties of the Borrower contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of the Borrower one or more standby or documentary letters of credit or bank guarantees (individually, a “Letter of Credit”), in such form as may be requested from time to time by the Borrower or a Subsidiary of the Borrower and agreed to by the Administrative Agent and in such currency other than Dollars as the Borrower or such Subsidiary may request and which is approved in writing by all of the Lenders; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed the Dollar equivalent of $40,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the Total Commitment at such time.   Notwithstanding anything to the contrary contained herein or in any Letter of Credit Application, to the extent the Borrower requests that the Administrative Agent issue a Letter of Credit on behalf of a Subsidiary of the Borrower, including, without limitation, those bank guarantees in favor of the Transport Ticketing Authority of the State of Victoria in an aggregate face amount of 45,000,000 Australian Dollars issued to support a certain contract obtained by one of the Borrower’s Subsidiary (the “Australian Bank Guarantees”), the Borrower agrees that the Reimbursement Obligation for such Letter of Credit shall be the obligation of the Borrower.

(b)                                 Section 4.1.3 of the Credit Agreement is hereby amended as follows:

(i)                                     by inserting immediately after the first sentence of §4.1.3 the following sentence:  “Each Lender hereby agrees that notwithstanding anything to the contrary contained in subparagraph (b) of this §4.1.3, the Borrower shall be permitted to request Letters of Credit be issued with an expiry date which is a date later than the date which is fourteen (14) days (or if the Letter is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date, provided, to the extent the Borrower requests a Letter of Credit be issued with an expiry date which is later than such fourteen (14) days (or forty-five (45) days, as the case may be) prior to the Revolving Credit Loan Maturity Date, the Borrower agrees to provide to the Administrative Agent cash collateral in an amount of not less than the Maximum Drawing Amount of each such Letter of Credit by a date which is not later than fourteen (14) days prior to the Revolving Credit Loan Maturity Date.  To the extent the Borrower fails to so provide such cash collateral by such date, it shall be deemed to have made a Loan Request for a Revolving Credit Loan in such amount, with the proceeds of such Revolving Credit Loan being disbursed directly to the Administrative Agent to hold as cash collateral for such Letters of Credit.  Each Lender hereby severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Lender’s Commitment Percentage, to fund such Revolving Credit Loan”; and

(ii)                                  by deleting the words “Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practices for Documentary Credits” which appear in §4.1.3. and substituting in place thereof the words “Each Letter of Credit other than a bank guarantee so issued, extended or renewed shall be subject to the Uniform Customs and Practices for Documentary Credits”.

(b)                                 Section 4.6 of the Credit Agreement is hereby amended by deleting the first sentence of §4.6 in its entirety and restating it as follows:  “The Borrower shall pay a fee (in each case, a “Letter of Credit Fee”) to the Administrative Agent in respect of each Letter of Credit in an amount equal to (a) in the case of all Letters of Credit other than the Australian Bank Guarantees, the Applicable Margin per annum with respect to Letter of Credit Fees of the face amount of such Letter of Credit; and (b) in the case of the Australian Bank Guarantees, one hundred twenty five basis points per annum with respect to Letter of Credit Fees of the face amount of such Australian Bank Guarantees, plus, in each case, an amount equal to one eighth of one percent (1/8%) per annum of the face amount of such Letter Credit which shall be for the account of the Administrative Agent, as a fronting fee, and the balance of which Letter of Credit Fee shall be for the accounts of the Lenders in accordance with their respective Commitment Percentages.”

§2.                               Conditions to Effectiveness.  This Fifth Amendment shall not become effective until the Administrative Agent receives a counterpart of this Fifth Amendment, executed by the Borrower, the Required Lenders and the Guarantors.

§3.                               Representations and Warranties.  The Borrower hereby repeats, on and as of the date hereof, each of the representations and warranties made by it in §7 of the Credit Agreement (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement (as amended by this Fifth Amendment) and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date), provided, that all references therein to the Credit Agreement shall refer to such Credit Agreement as amended hereby.  In addition, the Borrower hereby represents and warrants that the execution and delivery by the Borrower of this Fifth Amendment and the performance by the Borrower of all of its agreements and obligations under the Credit Agreement  as amended hereby are within the authority of the Borrower and have been duly authorized by all necessary action on the part of the Borrower.

§4.                               Ratification, Etc.  Except as expressly amended hereby, the Credit Agreement , the other Loan Documents (which, for the avoidance of doubt, shall included the Guarantees)  and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect.  The Credit Agreement and this Fifth Amendment shall be read and construed as a single agreement.  All references in the Credit Agreement or any related agreement or instrument to the Credit Agreement shall hereafter refer to the Credit Agreement as amended hereby.

§5.                               No Waiver.  Nothing contained herein shall constitute a waiver of, impair or otherwise affect any Obligations, any other obligation of the Borrower or any rights of the Administrative Agent or the Lenders consequent thereon.

§6.                               Counterparts.  This Fifth Amendment may be executed in one or more counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

§7.                               Governing Law.  THIS FIFTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as a document under seal as of the date first above written.

KEANE, INC.

By:	/s/ John J. Leahy
John J. Leahy
Senior Vice President and Chief Financial Officer

BANK OF AMERICA, N.A. (as successor by merger to FLEET NATIONAL BANK)

By:	/s/ William S. Rowe
Name: William S. Rowe
Title: Principal

KEY CORPORATE CAPITAL INC.

By:	/s/ Jeff Kalinowski
Name: Jeff Kalinowski
Title: Senior Vice President

RATIFICATION OF GUARANTY

Each of the undersigned guarantors (the “Guarantors”) hereby acknowledges and consents to the foregoing Fifth Amendment as of July 11, 2005, and agrees that the Guaranty dated as of February 28, 2003 from each Guarantor to the Administrative Agent and each Lender remains in full force and effect, and each such Guarantor confirms and ratifies all of its obligations thereunder.

DATASKILLS, INC.

By:	/s/ John J. Leahy
John J. Leahy, Treasurer

KEANE FEDERAL SYSTEMS, INC.

By:	/s/ John J. Leahy
John J. Leahy, Treasurer

KEANE SECURITIES CORPORATION

By:	/s/ John J. Leahy
John J. Leahy, Treasurer

KEANE BUSINESS TRUST

By:	/s/ Brian T. Keane
Brian T. Keane, Trustee

KEANE CARE, INC.

By:	/s/ John J. Leahy
John J. Leahy, Treasurer

KEANE INDIA HOLDINGS, INC.

By:	/s/ John J. Leahy
John J. Leahy, Treasurer